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                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

 / / Preliminary Proxy Statement              / / Confidential, For Use of the
 / / Definitive Proxy Statement                   Commission Only (as permitted
 /x/ Definitive Additional Materials              by Rule 14a-6(e)(2))
 / / Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12



                             STERLING VISION, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)


                                       N/A
          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  /x/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

  / / Fee paid previously with preliminary materials

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:


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                              STERLING VISION, INC.
                             1500 HEMPSTEAD TURNPIKE
                           EAST MEADOW, NEW YORK 11554
                                 (516) 390-2100

                                  SUPPLEMENT TO
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS,
                         PROXY STATEMENT AND PROXY CARD

               With respect to the Special Meeting of Shareholders
                          To be Held on April 17, 2000


To the Shareholders of Sterling Vision, Inc.:

      Reference is made to the Notice of Special Meeting of Shareholders of Sterling Vision, Inc. (the "Company"), dated March 17, 2000 (the "Original Notice"), with respect to the Special Meeting of Shareholders of the Company to be held on April 17, 2000 (the "Special Meeting"), and the Proxy Statement and Proxy Card of the Company with respect to the Special Meeting which accompanied such Original Notice.

      The purpose of this Supplement is to advise you of a change to Proposal No. 2, "Approval of the Change in the Company's Name," set forth in the Original Notice, the Proxy Statement and the Proxy Card. Proposal No. 2 originally proposed that the Company's Amended and Restated Certificate of Incorporation be further amended to change the name of the Company to "Emerging Vision.com, Inc.". Since the date of the mailing of the Original Notice, Proxy Statement and Proxy Card, the Company's Board of Directors has determined that it would be more advisable that the corporate name be changed to "Emerging Vision, Inc." Accordingly, the Board has modified the text of the proposed amendment to
Section 1 of the Amended and Restated Certificate of Incorporation to read as follows:

      "That the name of the corporation is Emerging Vision, Inc. (the "Corporation") and that the Corporation was formed under the name Sterling Acquisition, Inc., which was subsequently changed to Sterling Vision, Inc."

      Any Proxy Card which is voted in favor of Proposal No. 2 will now be deemed a vote in favor of changing the corporate name to "Emerging Vision, Inc." If you have previously returned a Proxy Card and wish to change your vote on Proposal No. 2 (or any other proposals to be submitted to shareholders at the Special Meeting) you may do so at any time prior to the time of the Special Meeting, by either completing and returning a new Proxy Card, by giving notice of revocation in writing to the Company, or by voting in person at the Special Meeting.


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                                BY ORDER OF THE BOARD OF DIRECTORS

                                      Joseph Silver,
                                      Secretary

East Meadow, New York
April 5, 2000